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CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 4043759

The Registrar of Companies for England and Wales hereby certifies that

MIA GENERAL INSURANCE SERVICE MANAGERS LIMITED

having by special resolution changed its name, is now incorporated under the name of

TOWERGATE UNDERWRITING GROUP LIMITED

Given at Companies House, London, the 31st December 2003

C04043759U

REGISTRAR OF COMPANIES FOR ENGLAND AND WALES

THE OFFICIAL SEAL OF THE REGISTRAR OF COMPANIES

Companies House

— for the record —

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CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 4043759

The Registrar of Companies for England and Wales hereby certifies that

BROOMCO (2274) LIMITED

having by special resolution changed its name, is now incorporated under the name of

MIA GENERAL INSURANCE SERVICE MANAGERS LIMITED

Given at Companies House, London, the 19th September 2000

C04043759I

N. Richards.

MR. N. RICHARDS

For The Registrar Of Companies

COMPANIES HOUSE

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CERTIFICATE OF INCORPORATION
OF A PRIVATE LIMITED COMPANY

Company No. 4043759

The Registrar of Companies for England and Wales hereby certifies that
BROOMCO (2274) LIMITED

is this day incorporated under the Companies Act 1985 as a private company and that the company is limited.

Given at Companies House, Cardiff, the 31st July 2000

N04043759J

REGISTRAR OF COMPANIES FOR ENGLAND AND WALES

THE OFFICIAL SEAL OF THE REGISTRAR OF COMPANIES

COMPANIES HOUSE

HC007B